SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 25, 2013

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

 jurisdiction          File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 23, 2013.  At the Annual Meeting, there were present in person or by proxy 13,055,820 shares of the Company’s common stock, representing approximately 68.11% of the total outstanding eligible shares.  The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2016.	Number of Votes Cast For Class III Directors	Withheld	% Voted For

Daniel R. DeVos	12,779,475	276,345	97.88%
Bruce E. Duke, III, M.D.	12,929,956	125,864	99.04%
Craig G. Ford	12,776,098	279,722	97.86%
Kim W. Kunkle	12,618,542	437,278	96.65%

Proposal #2	FOR	AGAINST	ABSTAIN	% Voted For

A waiver of the director age restriction provision of the bylaws with respect to Craig G. Ford, a nominee for election as a director.	10,570,185	2,409,206	76,429	80.96%

Proposal #3	FOR	AGAINST	ABSTAIN	% Voted For

An advisory (non-binding) vote on the compensation of our named executive officers.	12,514,158	434,677	106,985	95.85%

Proposal #4	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN

An advisory vote on frequency of future advisory votes on the compensation of our named executive officers.	11,384,684	110,569	1,332,333	228,234

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By: /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: April 25, 2013